Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 11, 2006, except for the second paragraph of Note 11, as to which the date is November 8, 2006, regarding the financial statements, which appears in Hansen Medical, Inc.’s Registration Statement on Form S-1 (No. 333-136685), as amended.
     /s/ PricewaterhouseCoopers LLP
     San Jose, California
     November 27, 2006